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FEDERAL SIGNAL CORPORATION
(Name of Registrant as Specified in its Charter)

WARREN B. KANDERS
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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PRESS RELEASE

Business Wire – February 3, 2009

LARGE SHAREHOLDER OF FEDERAL SIGNAL CORPORATION,
WARREN B. KANDERS, PLANS TO NOMINATE AND SEEK ELECTION OF THREE DIRECTORS TO THE BOARD

Stamford, CT, February 3, 2009 --  Warren B. Kanders, a long-term significant shareholder of Federal Signal Corporation (NYSE: FSS),  announced that he had delivered a letter to the Federal Signal Board of Directors notifying them of his intent to nominate himself, Steven R. Gerbsman and Nicholas Sokolow (“Nominees”) to stand for election as directors at the Company’s 2009 Annual Meeting of Stockholders.

Mr. Kanders said, “I believe that Federal Signal contains a unique group of businesses with strong fundamentals and attractive long-term prospects for growth and value creation.  However, I am taking this action to return a sense of leadership and accountability to the governance of Federal Signal.  The current Board of Federal Signal, some of whom have been members of the Board for over ten years, has presided over continual missteps in strategy and execution and failed to be accountable to the Company’s real owners, its shareholders.  During this time, the Company has experienced erratic profitability and a degradation of shareholder value, bringing in outsiders to its Board last year only when threatened with a proxy contest.”

“The Company is at a crucial juncture, facing many formidable financial and operational challenges.  Federal Signal manufactures excellent products and has thousands of committed employees, yet these times require the leadership of a Board with new ideas that is fully committed to making the tough decisions necessary to put this company back on track,” added Mr. Kanders. “Our Nominees have the business expertise and judgment as well as commitment to shareholders necessary to provide new ideas for improving the Company’s financial and operational performance, reversing the decline in the Company’s stock price and rebuilding shareholder value.”

Mr. Kanders said, “As can be seen from the biographies of our Nominees, each individual has outstanding credentials and is well-qualified to serve on the Company’s Board.  Each Nominee is committed to working constructively with the rest of the Board and management to promptly address the crucial issues facing the Company. We expect that Federal Signal’s Board will fulfill its fiduciary duties to shareholders and fully and impartially consider our Nominees and their outstanding qualifications to serve on this Board.”

Mr. Kanders concluded, “Many Federal Signal shareholders and employees have already expressed their support for my efforts to affect real change and improvement at the Company. I invite all shareholders and employees of the Company to contact me, anonymously or on a confidential basis if they prefer, to show their support and share their concerns, suggestions and aspirations as to how to best achieve the future success of the Company.”

Below is certain biographical information with respect to each Nominee:

Warren B. Kanders, 51 years old, has served as the President of Kanders & Company since 1990. Prior to the completion of the acquisition by BAE Systems plc on July 31, 2007 of Armor Holdings, Inc., formerly a New York Stock Exchange-listed company, a manufacturer and supplier of military vehicles, armed vehicles and safety and survivability products and systems to the aerospace & defense, public safety, homeland security and commercial markets, he served as the Chairman of the Board of Armor Holdings, Inc. from January 1996 and as its Chief Executive Officer from April 2003. From April 2004 until October 2006, Mr. Kanders served as the Executive Chairman and, since October 2006, has served as the Non-Executive Chairman of the Board of Stamford Industrial Group, Inc. [STMF.PK], formerly named Net Perceptions, Inc., a publicly-held company that, through its subsidiary, Concord Steel, is a leading independent manufacturer of steel counterweights. Since November 2004, Mr. Kanders has served as the Chairman of the Board of Directors of Langer, Inc. [GAIT], a Nasdaq-listed manufacturer of skin-care products. Since June 2002, Mr. Kanders has served as a member of the Board of Directors of Clarus Corporation [CLRS.PK], a publicly-held blank check company, and as the Executive Chairman of Clarus Corporation’s Board of Directors since December 2002. From October 1992 to May 1996, Mr. Kanders served as Founder and Vice Chairman of the Board of Benson Eyecare Corporation, a manufacturer and provider of eye care products and services. Since May 2007, Mr. Kanders has served as a director of Highlands Acquisition Corp., a publicly-held special purpose acquisition blank check company formed in 2007 with a focus on acquiring a business in the healthcare industry. Mr. Kanders received a B.A. degree in Economics from Brown University in 1979.

Steven R. Gerbsman, 63 years old, has since 1980 been a principal of Gerbsman Partners, a company providing consulting, management, advisory and investment banking services to its clients in a broad variety of industries.   Mr. Gerbsman has significant experience in assisting companies in crisis management and turnaround situations and advising companies seeking to improve performance in specific balance sheet, financial or operating areas. Mr. Gerbsman has worked with a wide spectrum of senior and junior lenders, bondholder groups, venture capital and equity sources, private investors and institutional groups in maximizing enterprise, stakeholder and shareholder value.   To date, Mr. Gerbsman has been involved in over $2.2 billion of restructuring, financing and M&A transactions.   Prior to forming Gerbsman Partners in 1980, Mr. Gerbsman was President of four operating divisions of ITEL Corporation with responsibility in the technology, leasing and business sectors. Mr. Gerbsman began his business career at IBM Corporation in 1967.   Mr. Gerbsman received a BS in Accounting from Hunter College, New York and attended the Baruch Graduate School of Business in New York.  Mr. Gerbsman is also a guest lecturer at the University of San Francisco’s MBA program and at the Haas Graduate School of Business in Berkeley, California.

Nicholas Sokolow, 59 years old, has since 2007, been in private law practice as a partner in the firm of Lebow & Sokolow LLP. From 1994 to 2007, Mr. Sokolow was a partner in the law firm of Sokolow, Carreras & Partners. From June 1973 until October 1994, Mr. Sokolow was an associate and partner in the law firm of Coudert Brothers. Mr. Sokolow has served as a member of the Board of Directors of Stamford Industrial Group, Inc. since April 2004 and has served as a member of the Board of Directors of Clarus Corporation since June 2002. Prior to the completion by BAE Systems plc of the acquisition of Armor Holdings, Inc., on July 31, 2007, Mr. Sokolow served as a member of the Board of Directors of Armor Holdings, Inc. since January 1996.  Mr. Sokolow is a graduate of the Institut D’Etudes Politiques (Economics and Finance) and the Faculte de Droit (Law) and received a Masters of Comparative Law degree from the University of Michigan.

Important Information

This is not a request for, or a solicitation of, proxies, which will be made only after a definitive proxy statement has been filed with the Securities and Exchange Commission (“SEC”) pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended.  Mr. Kanders currently intends to file a proxy statement with the SEC in connection with the solicitation of proxies seeking to elect the three Nominees at the Company’s 2009 Annual Meeting.

MR. KANDERS ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND ANY OTHER SOLICITATION MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  THE PROXY STATEMENT AND OTHER SOLICITATION MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT WWW.SEC.GOV.

Certain Information Concerning Participants

Messrs. Kanders, Gerbsman and Sokolow may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2009 Annual Meeting.  As of the date of this press release, Mr. Kanders beneficially owns 1,253,313 shares of the Company’s common stock and Mr. Sokolow beneficially owns 119,043 shares of the Company’s common stock.

Source:	Warren B. Kanders
Contact:	Warren B. Kanders
1-203-552-9600
wbkanders@kanders.com